SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 8, 2008
Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota		55101
(Address of Principal Executive Offices)		(Zip Code)

(651) 325-4300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2008 Executive Cash Incentive Program

At a meeting on April 8, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Gander Mountain Company (the “Company”) implemented a cash incentive compensation program for the fiscal year ending January 31, 2009 (“fiscal 2008”) pursuant to which the Company’s executive officers are eligible to receive cash incentive payments.  Pursuant to this program, the Company’s executive officers will receive cash incentive payments based upon the achievement by the Company’s retail store operations of certain pre-tax, pre-incentive payment income targets for fiscal 2008 that were established by the Committee.  In accordance with their existing employment agreements, the maximum awards payable to the Company’s executive officers under this program, as a percentage of their base salaries for fiscal 2008, are equal to 200% for the Company’s Chief Executive Officer and 100% for the Company’s other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: April 11, 2008	/s/ Eric R. Jacobsen
Eric R. Jacobsen
Senior Vice President, General Counsel and Secretary